Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2026 RESULTS

Consolidated operating margin exceeds the high end of guidance

Enterprise non-GAAP gross margin expands 220 basis points year over year to 53.2%

Enterprise end customer demand remains strong while supply availability is constraining topline

ARR from subscription and services increases approximately 12% year over year to $42.5 million

Q3 share repurchases of $15 million for a total of over $131 million repurchased since the beginning of 2024

SAN JOSE, California – November 4, 2026 - NETGEAR, Inc. (NASDAQ: NTGR), a global leader in intelligent networking solutions designed to power extraordinary experiences, today reported financial results for the third quarter ended September 27, 2026.

Q3 2026

•
Net revenue of $167.3 million, down 9.3% as compared to Q3 prior year
•
GAAP gross margin of 40.1%, up 100 basis points year over year

Non-GAAP gross margin of 41.3%, up 170 basis points year over year

•
GAAP operating income of $(13.7) million compared to $(7.1) million from Q3 prior year

Non-GAAP operating income of $3.3 million compared to $3.8 million from Q3 prior year

•
GAAP EPS of $(0.45) compared to $(0.17) from Q3 prior year

Non-GAAP EPS of $0.13 compared to $0.12 from Q3 prior year

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

CJ Prober, Chief Executive Officer, commented, “We are encouraged by the continued progress in our transformation into a software-differentiated, Enterprise-led company. Our Enterprise business continues to benefit from strong customer demand, particularly across our line of ProAV managed switches, while our expanding software and services capabilities are strengthening our competitive differentiation and creating new opportunities for long-term profitable growth. While the underlying fundamentals of our Enterprise business continue to improve, manufacturing challenges at a key production partner have constrained our ability to fully translate customer demand into revenue during the quarter. We are working closely with our partner to improve production output and product availability and expect to be back to normal production levels by Q1 2027. When combined with our supply constraints, our strategy to harvest our consumer Service Provider products and optimize the Consumer segment for gross profit are intentionally constraining our topline revenue. We remain confident in our strategic direction and remain focused on translating the progress we are making across our business into sustainable growth, greater profitability, and long-term shareholder value.”

Bryan Murray, Chief Financial Officer, added, “Our third-quarter results demonstrate the continued progress toward a structurally more profitable business model, with Enterprise accounting for over 54% of our revenue and now approximately 70% of non-GAAP gross profit, underscoring the financial benefits of our strategic transformation. We delivered non-GAAP operating income of $3.3 million and a non-GAAP operating margin of 2.0%, exceeding the high end of our guidance range, while consolidated non-GAAP gross margin expanded approximately 170 basis points year over year to 41.3%. These results reflect the growing contribution from our higher-margin Enterprise business and continued financial discipline, even as manufacturing constraints impacted shipments during the quarter. We also maintained a strong balance sheet, ending the quarter with over $242 million in cash and short-term investments, while repurchasing approximately $15 million of common stock during Q3, bringing our cumulative share repurchases since the beginning of 2024 to more than $131 million. Looking ahead, we remain focused on improving manufacturing execution, managing Consumer profitability, and maintaining the financial flexibility to invest in our strategic priorities and drive sustainable long-term value creation.”

Enterprise Segment Results

•
Revenue was $90.7 million, down 0.1% year over year
•
Non-GAAP gross margin was 53.2%, up 220 basis points year over year
•
Non-GAAP contribution margin was 24.5%, down 40 basis points year over year

Mr. Prober continued, “Our Enterprise business continues to demonstrate encouraging underlying momentum, particularly across our Pro AV line of managed switches. Despite our supply constraints, end customer sell through increased approximately 6% year over year globally, led by double-digit growth from our managed switch products, with even more positive trends in both the Americas and Europe. While sell through and our reported revenue does not fully reflect end customer demand, these trends reinforce our confidence in the competitiveness of our solutions and the opportunities ahead. Enterprise backlog exited Q3 more than 2.5x times higher than the end of Q2, which was already at an elevated level due to shortages in the prior quarter as well. Our most immediate priority is restoring reliable product availability following the factory transition at one of our key manufacturing partners given we have secured critical components to support our production plans. Given the elevated cost of supply and our pricing leverage in this category, we implemented an additional price increase for our Enterprise products that will take effect in November.”

Consumer Segment Results

•
Revenue was $76.6 million, down 18.2% year over year
•
Non-GAAP gross margin was 27.2%, down 120 basis points year over year
•
Non-GAAP contribution margin was (1.9)%, down 390 basis points year over year

Mr. Prober continued, “In Consumer, we continued to execute our transformation with discipline, prioritizing gross profit in core home networking while managing the service provider business for value as we navigate the higher cost supply environment. Partner manufacturing challenges also impacted the availability of supply for a portion of our Consumer router product portfolio. Although revenue remained constrained for these reasons, the recurring revenue component of our home networking business continued to perform well, driving 12% year-over-year growth in our total annual recurring revenue. Consistent with the pricing actions in our Enterprise business, we are implementing a price increase for the products in this segment that will take effect in early 2027. In Q3, we also implemented a restructuring to drive efficiencies in this segment, and those cost reduction efforts will benefit our financial results beginning in 2027. We also continue to monitor developments in the U.S. regulatory environment that could positively influence the competitive landscape for home networking products. NETGEAR's position as a trusted U.S.-based company, our focus on security, and our established brands provide a strong foundation for capitalizing on these regulatory tail winds. Looking ahead, we remain confident in the strength of our Consumer brands, product portfolio, innovation roadmap and market position. While competitive pressures and rising component costs are expected to persist in the near term, we remain focused on optimizing profitability, expanding our higher-margin recurring services offerings, and positioning the business to capitalize on opportunities from the evolving regulatory landscape.”

Business Outlook

Mr. Murray continued, "Within Enterprise, we continue to see encouraging underlying demand, particularly for our Pro AV managed switches. However, our near-term revenue outlook remains constrained by manufacturing output and the timing of product availability, which we expect to persist into the first quarter of 2027. Our guidance reflects the uncertainty surrounding improvements in production execution which we expect will still fall short of customer demand for the fourth quarter. Within Consumer, we expect to continue to optimize this business for gross profit with increasing impact from component costs, with some additional impact from supply constraints. For service provider and related products, we expect revenue of approximately $17 million and, while it reflects our focus on optimizing contribution profits, this would represent an approximate 28% year over year decline for this category. Taking these factors into account, we expect fourth-quarter net revenue of $160 million to $175 million.

Turning to profitability, we anticipate approximately 150 basis points of consolidated gross margin pressure in the fourth quarter compared to the prior quarter, primarily driven by rising memory costs and increasing transportation costs associated with our production recovery efforts. While our pricing actions and cost mitigation efforts have offset the rising component cost headwinds within the Enterprise business, we expect elevated component costs to continue weighing on margins within the Consumer business in the fourth quarter. In addition, ongoing manufacturing challenges could affect our product mix and the timing of shipments, creating further uncertainty around near-term gross margin performance. Taking these factors into account, we expect fourth-quarter GAAP operating margin to be in the range of (8.7)% to (5.7)% and non-GAAP operating margin to be in the range of 0% to 3%. Our GAAP tax expense is expected to be in the range of a benefit of $0.5 million to an expense of $0.5 million, and our non-GAAP tax expense is expected to be in the range of zero to $1.0 million for the fourth quarter of 2026.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	December 31, 2026
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense

GAAP	(8.7)% - (5.7)%	$(0.5)-$0.5
Estimated adjustments for[1]:
Stock-based compensation expense	6.3%	-
Amortization of intangible assets	0.8%	-
Restructuring and other charges	1.6%	-
Non-GAAP tax adjustments	-	$0.5
Non-GAAP	0.0% - 3.0%	$0.0 - $1.0

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2026 today, Wednesday, November 4, 2026, at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (833) 461-5787. The international dial-in number for the live audio call is (585) 542-9983. The conference ID for the call is 677 851 425. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

Founded in 1996 and headquartered in the USA, NETGEAR® (NASDAQ: NTGR) is a global leader in innovative networking technologies for businesses, homes, and service providers. NETGEAR delivers a wide range of award-winning, intelligent solutions designed to unleash the full potential of connectivity and power extraordinary experiences. For businesses, NETGEAR offers reliable, easy-to-use, high-performance networking solutions, including switches, routers, access points, software, and AV over IP technologies, tailored to meet the diverse needs of small and medium enterprises.

© 2026 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Source: NETGEAR-F

Contact:

NETGEAR Investor Relations

Steven C. Pelayo, CFA

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin and gross margin; creating long-term value for shareholders; positioning NETGEAR for long term success; long-term potential and profitable growth; continued end user demand for NETGEAR’s ProAV line of managed switches; revenue from service provider and related products; expectations regarding continuing market demand for the NETGEAR’s products and services; and expectations regarding expected tax benefits or tax expenses. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; loss of services of key personnel may affect NETGEAR’s ability to executive on business strategy effectively; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors" in NETGEAR’s quarterly report on Form 10-Q for the fiscal quarter ended June 28, 2026, filed with the Securities and Exchange Commission on August 6, 2026. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share, as well as segment gross profit, segment gross margin, segment operating expenses (consisting of segment research and development, and sales and marketing), segment contribution income (loss) and segment contribution margin. These supplemental measures exclude adjustments for amortization of intangible assets, stock-based compensation expense, acquisition related expenses, restructuring and other charges, litigation reserves, net, gain/loss on investments and others, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangible assets consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: acquisition related expenses, restructuring and other charges, litigation reserves, net, and gain/loss on investments and others. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 27, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$178,420	$209,904
Short-term investments	63,672	113,132
Accounts receivable, net	156,357	142,045
Inventories	169,366	176,456
Prepaid expenses and other current assets	38,742	31,745
Total current assets	606,557	673,282
Property and equipment, net	24,188	26,001
Operating lease right-of-use assets	28,887	36,715
Intangible assets, net	34,228	38,480
Goodwill	45,022	45,022
Other non-current assets	16,376	16,771
Total assets	$755,258	$836,271

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,272	$43,749
Accrued employee compensation	21,414	34,731
Other accrued liabilities	147,769	144,028
Deferred revenue	25,207	26,904
Income taxes payable	1,207	809
Total current liabilities	244,869	250,221
Non-current income taxes payable	7,621	7,176
Non-current operating lease liabilities	31,782	41,016
Other non-current liabilities	32,516	40,035
Total liabilities	316,788	338,448
Stockholders’ equity:
Preferred stock: $0.001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 200,000,000 shares authorized; shares issued and outstanding: 26,676,847 as of September 27, 2026 and 27,943,198 as of December 31, 2025	27	28
Additional paid-in capital	1,068,880	1,036,545
Accumulated other comprehensive income (loss)	(140)	196
Accumulated deficit	(630,297)	(538,946)
Total stockholders’ equity	438,470	497,823
Total liabilities and stockholders’ equity	$755,258	$836,271

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2026	June 28, 2026	September 28, 2025	September 27, 2026	September 28, 2025

Net revenue	$167,345	$168,562	$184,561	$494,726	$517,153
Cost of revenue	100,252	100,776	112,309	295,545	324,597
Gross profit	67,093	67,786	72,252	199,181	192,556
Gross margin	40.1%	40.2%	39.1%	40.3%	37.2%
Operating expenses:
Research and development	22,288	22,332	23,328	66,285	62,482
Sales and marketing	33,031	33,310	33,762	98,011	92,856
General and administrative	19,921	19,804	20,619	58,908	59,372
Litigation reserves, net	—	(1)	98	499	136
Restructuring and other charges	5,554	782	1,514	11,212	7,118
Total operating expenses	80,794	76,227	79,321	234,915	221,964
Loss from operations	(13,701)	(8,441)	(7,069)	(35,734)	(29,408)
Operating margin	(8.2)%	(5.0)%	(3.8)%	(7.2)%	(5.7)%
Other income, net	1,037	1,701	3,028	4,319	15,175
Loss before income taxes	(12,664)	(6,740)	(4,041)	(31,415)	(14,233)
Provision (benefit) for income taxes	(390)	513	736	1,152	3,006
Net loss	$(12,274)	$(7,253)	$(4,777)	$(32,567)	$(17,239)

Net loss per share
Basic	$(0.45)	$(0.27)	$(0.17)	$(1.19)	$(0.60)
Diluted	$(0.45)	$(0.27)	$(0.17)	$(1.19)	$(0.60)

Weighted average shares used to compute net loss per share:
Basic	27,057	27,041	28,638	27,352	28,756
Diluted	27,057	27,041	28,638	27,352	28,756

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 27, 2026	September 28, 2025

Cash flows from operating activities:
Net loss	$(32,567)	$(17,239)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,186	5,109
Stock-based compensation	28,060	20,979
Accretion of discounts and imputed interests, net	2,010	(970)
Deferred income taxes	153	(214)
Provision for excess and obsolete inventory	5,641	2,878
Other	82	(171)
Changes in assets and liabilities:
Accounts receivable, net	(14,311)	(3,670)
Inventories	1,449	(6,901)
Prepaid expenses and other assets	(7,576)	1,329
Accounts payable	5,863	(936)
Accrued employee compensation	(13,316)	4,253
Other accrued liabilities	1,676	(10,093)
Deferred revenue	(1,501)	(2,898)
Income taxes payable	843	(9,365)
Net cash used in operating activities	(12,308)	(17,909)
Cash flows from investing activities:
Purchases of short-term investments	(40,197)	(89,579)
Proceeds from maturities of short-term investments	90,000	90,000
Purchases of property and equipment	(6,696)	(14,631)
Purchases of long-term investments	(60)	(165)
Payments made in connection with business acquisitions, net of cash acquired	—	(12,185)
Net cash provided by (used in) investing activities	43,047	(26,560)
Cash flows from financing activities:
Repurchases of common stock, including excise tax	(48,033)	(35,662)
Restricted stock unit withholdings	(10,633)	(11,758)
Proceeds from exercise of stock options	—	5,266
Proceeds from issuance of common stock under employee stock purchase plan	4,275	3,652
Principal payments on deferred purchase price for acquisitions	(7,834)	—
Net cash used in financing activities	(62,225)	(38,502)
Net decrease in cash and cash equivalents and restricted cash	(31,486)	(82,971)
Cash and cash equivalents and restricted cash, at beginning of period	212,006	288,551
Cash and cash equivalents and restricted cash, at end of period	$180,520	$205,580
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents at end of period	$178,420	$203,480
Restricted cash included within other non-current assets at end of period	2,100	2,100
Total cash, cash equivalents, and restricted cash at end of period shown in the condensed consolidated statements of cash flows	$180,520	$205,580

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 27, 2026	June 28, 2026	September 28, 2025	September 27, 2026	September 28, 2025

GAAP gross profit	$67,093	$67,786	$72,252	$199,181	$192,556
GAAP gross margin	40.1%	40.2%	39.1%	40.3%	37.2%
Amortization of intangible assets	1,415	1,416	180	4,249	180
Stock-based compensation expense	547	616	562	1,664	1,440
Non-GAAP gross profit	$69,055	$69,818	$72,994	$205,094	$194,176
Non-GAAP gross margin	41.3%	41.4%	39.6%	41.5%	37.5%

GAAP research and development	$22,288	$22,332	$23,328	$66,285	$62,482
Stock-based compensation expense	(1,535)	(1,557)	(1,483)	(4,195)	(3,075)
Acquisition related expenses	(244)	(244)	(286)	(732)	(286)
Non-GAAP research and development	$20,509	$20,531	$21,559	$61,358	$59,121

GAAP sales and marketing	$33,031	$33,310	$33,762	$98,011	$92,856
Amortization of intangible assets	(1)	(2)	—	(4)	—
Stock-based compensation expense	(2,743)	(2,712)	(2,450)	(7,720)	(5,579)
Non-GAAP sales and marketing	$30,287	$30,596	$31,312	$90,287	$87,277

GAAP general and administrative	$19,921	$19,804	$20,619	$58,908	$59,372
Stock-based compensation expense	(5,010)	(5,135)	(4,313)	(14,481)	(10,885)
Acquisition related expenses	—	—	—	—	(705)
Non-GAAP general and administrative	$14,911	$14,669	$16,306	$44,427	$47,782

GAAP total operating expenses	$80,794	$76,227	$79,321	$234,915	$221,964
Amortization of intangible assets	(1)	(2)	—	(4)	—
Stock-based compensation expense	(9,288)	(9,404)	(8,246)	(26,396)	(19,539)
Acquisition related expenses	(244)	(244)	(286)	(732)	(991)
Restructuring and other charges	(5,554)	(782)	(1,514)	(11,212)	(7,118)
Litigation reserves, net	—	1	(98)	(499)	(136)
Non-GAAP total operating expenses	$65,707	$65,796	$69,177	$196,072	$194,180

GAAP operating income (loss)	$(13,701)	$(8,441)	$(7,069)	$(35,734)	$(29,408)
GAAP operating margin	(8.2)%	(5.0)%	(3.8)%	(7.2)%	(5.7)%
Amortization of intangible assets	1,416	1,418	180	4,253	180
Stock-based compensation expense	9,835	10,020	8,808	28,060	20,979
Acquisition related expenses	244	244	286	732	991
Restructuring and other charges	5,554	782	1,514	11,212	7,118
Litigation reserves, net	—	(1)	98	499	136
Non-GAAP operating income (loss)	$3,348	$4,022	$3,817	$9,022	$(4)
Non-GAAP operating margin	2.0%	2.4%	2.1%	1.8%	(0.0)%

GAAP other income, net	$1,037	$1,701	$3,028	$4,319	$15,175
Gain/loss on investments and others	72	32	42	82	(4,869)
Non-GAAP other income, net	$1,109	$1,733	$3,070	$4,401	$10,306

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 27, 2026	June 28, 2026	September 28, 2025	September 27, 2026	September 28, 2025

GAAP net income (loss)	$(12,274)	$(7,253)	$(4,777)	$(32,567)	$(17,239)
Amortization of intangible assets	1,416	1,418	180	4,253	180
Stock-based compensation expense	9,835	10,020	8,808	28,060	20,979
Acquisition related expenses	244	244	286	732	991
Restructuring and other charges	5,554	782	1,514	11,212	7,118
Litigation reserves, net	—	(1)	98	499	136
Gain/loss on investments and others	72	32	42	82	(4,869)
Non-GAAP tax adjustments	(1,186)	(867)	(2,692)	(2,381)	(1,695)
Non-GAAP net income (loss)	$3,661	$4,375	$3,459	$9,890	$5,601

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.45)	$(0.27)	$(0.17)	$(1.19)	$(0.60)
Amortization of intangible assets	0.05	0.05	0.01	0.15	0.01
Stock-based compensation expense	0.36	0.36	0.30	1.00	0.69
Acquisition related expenses	0.01	0.01	0.01	0.03	0.03
Restructuring and other charges	0.20	0.03	0.05	0.40	0.24
Litigation reserves, net	—	—	—	0.02	—
Gain/loss on investments and others	—	—	—	—	(0.16)
Non-GAAP tax adjustments	(0.04)	(0.02)	(0.08)	(0.06)	(0.02)
Non-GAAP net income (loss) per diluted share [1]	$0.13	$0.16	$0.12	$0.35	$0.19

Shares used in computing GAAP net income (loss) per diluted share	27,057	27,041	28,638	27,352	28,756
Shares used in computing non-GAAP net income (loss) per diluted share	27,667	27,881	29,782	28,186	30,219

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	September 27, 2026	June 28, 2026	March 29, 2026	December 31, 2025	September 28, 2025

Cash, cash equivalents and short-term investments	$242,092	$267,879	$296,509	$323,036	$326,383
Cash, cash equivalents and short-term investments per diluted share	$8.75	$9.61	$10.33	$10.97	$10.96

Accounts receivable, net	$156,357	$152,820	$142,155	$142,045	$159,880
Days sales outstanding (DSO)	85	83	79	73	79

Inventories	$169,366	$174,933	$169,305	$176,456	$166,561
Ending inventory turns	2.4	2.3	2.2	2.5	2.7

Weeks of channel inventory:
U.S. retail channel	13.1	12.6	11.5	11.0	11.9
U.S. distribution channel	3.1	4.0	5.0	5.0	3.5
EMEA distribution channel	5.2	5.6	4.8	4.6	5.5
APAC distribution channel	8.9	10.9	12.7	13.7	8.3

Deferred revenue (current and non-current)	$29,609	$29,449	$30,224	$31,110	$32,464

Headcount	819	822	786	784	753
Non-GAAP diluted shares	27,667	27,881	28,701	29,457	29,782

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 27, 2026		June 28, 2026		September 28, 2025		September 27, 2026		September 28, 2025
Americas	$115,745	69%	$116,526	69%	$128,085	69%	$338,134	68%	$352,125	68%
EMEA	33,074	20%	36,423	22%	36,936	20%	102,972	21%	103,440	20%
APAC	18,526	11%	15,613	9%	19,540	11%	53,620	11%	61,588	12%
Total	$167,345	100%	$168,562	100%	$184,561	100%	$494,726	100%	$517,153	100%

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Nine Months Ended
Consumer Segment	September 27, 2026	June 28, 2026	September 28, 2025	September 27, 2026	September 28, 2025

Service provider net revenue [1]	$20,795	$23,777	$26,975	$64,804	$83,900
Other	55,832	55,831	66,748	166,448	180,603
Total Consumer segment net revenue	$76,627	$79,608	$93,723	$231,252	$264,503

1 Service provider net revenue includes cable net revenue sold from retail. Prior-period amounts have been recast to conform to the current-period presentation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

SEGMENT DATA:

	Three Months Ended
	September 27, 2026			June 28, 2026			September 28, 2025
	Enterprise	Consumer	Total	Enterprise	Consumer	Total	Enterprise	Consumer	Total
Net revenue	$90,718	$76,627	$167,345	$88,954	$79,608	$168,562	$90,838	$93,723	$184,561
Segment cost of revenue	42,487	55,803		40,854	57,890		44,486	67,081
Segment gross profit	48,231	20,824	69,055	48,100	21,718	69,818	46,352	26,642	72,994
Segment gross margin	53.2%	27.2%		54.1%	27.3%		51.0%	28.4%
Reconciliation of gross profit
Amortization of intangible assets			(1,415)			(1,416)			(180)
Stock-based compensation expense			(547)			(616)			(562)
Total Consolidated gross profit			$67,093			$67,786			$72,252
Segment operating expenses	25,980	22,246		25,050	23,452		23,737	24,790
Contribution income (loss)	22,251	(1,422)	20,829	23,050	(1,734)	21,316	22,615	1,852	24,467
Contribution margin	24.5%	(1.9)%		25.9%	(2.2)%		24.9%	2.0%
Corporate and unallocated costs			(17,481)			(17,294)			(20,650)
Amortization of intangible assets			(1,416)			(1,418)			(180)
Stock-based compensation expense			(9,835)			(10,020)			(8,808)
Acquisition related expenses			(244)			(244)			(286)
Restructuring and other charges			(5,554)			(782)			(1,514)
Litigation reserves, net			-			1			(98)
Other income, net			1,037			1,701			3,028
Income (loss) before income taxes			$(12,664)			$(6,740)			$(4,041)

	Nine Months Ended
	September 27, 2026			September 28, 2025
	Enterprise	Consumer	Total	Enterprise	Consumer	Total
Net revenue	$263,474	$231,252	$494,726	$252,650	$264,503	$517,153
Segment cost of revenue	122,999	166,633		131,052	191,925
Segment gross profit	140,475	64,619	205,094	121,598	72,578	194,176
Segment gross margin	53.3%	27.9%		48.1%	27.4%
Reconciliation of gross profit
Amortization of intangible assets			(4,249)			(180)
Stock-based compensation expense			(1,664)			(1,440)
Total Consolidated gross profit			$199,181			$192,556
Segment operating expenses	75,117	67,901		65,386	68,904
Contribution income (loss)	65,358	(3,282)	62,076	56,212	3,674	59,886
Contribution margin	24.8%	(1.4)%		22.2%	1.4%
Corporate and unallocated costs			(53,054)			(59,890)
Amortization of intangible assets			(4,253)			(180)
Stock-based compensation expense			(28,060)			(20,979)
Acquisition related expenses			(732)			(991)
Restructuring and other charges			(11,212)			(7,118)
Litigation reserves, net			(499)			(136)
Other income, net			4,319			15,175
Income (loss) before income taxes			$(31,415)			$(14,233)